Exhibit 99.1

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL 60563

(630) 954-0400

FOR IMMEDIATE RELEASE:	January 20, 2015

Business Executive George A. Bajalia

Joins General Employment Enterprises’ Board of Directors

Naperville, IL, JANUARY 20, 2015 – General Employment Enterprises, Inc. (NYSE MKT: JOB) (“the Company” or “General Employment”) a provider of specialty staffing services today announced the addition of George A. Bajalia to the General Employment Board of Directors. He will serve as an outside independent director.

Mr. Bajalia has over 30 years of business experience, with financial, operational and management expertise in many industries including the staffing industry. Since 2001, Bajalia has provided consulting, advisory and interim management services to executive management, boards, business owners and private equity firms. He has assisted them with implementing their growth and working capital strategies, turnarounds, recapitalizations and strategic objectives.

George started his career as a certified public accountant (CPA) at KPMG Peat Marwick in 1980. From 1984 to 1991, Bajalia worked in all areas of finance and as a portfolio company manager for an investment holding company based in Florida. In 1991 he became the chief financial officer (CFO) of one of the public company portfolio investments, Wickes Inc. The company was a leading multi-state distributor of building materials and manufacturer of building components in the US with approximately $1 billion in revenue. During his tenure with Wickes, Mr. Bajalia led the development and implementation of a turnaround and strategic business plan and a $300 million recapitalization including a public stock and bond offering.

From 1998 to 2001 Mr. Bajalia served as chief executive officer (CEO) and chief operating officer (COO) of the professional services division of MPS Group, Inc. (MPS), a publicly traded staffing company. This division had offices throughout the United States and the United Kingdom, and over $650 million in revenue and $80 million in pretax profits. Mr. Bajalia’s achievements with MPS included the integration of five specialty business units, which led to increased organic revenue growth of $200 million and pretax profits of $40 million within two years. He also served as a director of MPS.

Mr. Bajalia’s leadership and communication skills have earned him the reputation as a results-oriented manager. He received his B.S. in Accounting from Florida State University, is a licensed CPA and real estate broker, and is a member of several professional associations.

In reference to Mr. Bajalia’s appointment, Andrew J. Norstrud, Chief Executive Officer (CEO) of the Company, said, “Mr. Bajalia brings a wealth of knowledge to our organization. His experience as an executive in the professional staffing services sector will assist us in the operation and growth of that division, including expanding our service offerings and expanding our geographic footprint.” Norstrud further commented, “George’s knowledge of finance, corporate governance, and experience with mergers and acquisitions will allow us to move swiftly and diligently as we execute our growth strategy.”

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. (the “Company”) was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. The Company provides staffing services through a network of offices located in the United States. The Company operates in two industry segments, providing professional staffing services and solutions and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements. Such forward-looking statements often contain or are prefaced by words such as “will” and “expect”. As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2014, and in the Company’s other filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

COMPANY:         General Employment Enterprises, Inc.

CONTACT:

Andrew J. Norstrud

Chief Executive Officer

Phone: (813) 803-8275

Fax: (630) 618-3774

andrew.norstrud@genp.com

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone: 203.972.9200

jnesbett@institutionalms.com